Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROSEHILL RESOURCES INC.

April 16, 2018

Rosehill Resources Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The present name of the Corporation is “Rosehill Resources Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 21, 2015 (the “Original Certificate”). The first amendment to the Original Certificate was filed with the Secretary of State of the State of Delaware on November 19, 2015. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 2016. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on April 27, 2017 (the “Second Amended and Restated Certificate”).

2.    This first amendment to the Second Amended and Restated Certificate (the “First Amendment”) was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.    This First Amendment amends certain provisions of the Second Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4.    This First Amendment shall become effective upon filing.

5.    The text of Section 4.1 of ARTICLE IV of the Second Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

“Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 281,000,000 shares, consisting of 280,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including 250,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and 30,000,000 shares of Class B Common Stock (the “Class B Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

ROSEHILL RESOURCES INC.

By:	/s/ J.A. (Alan) Townsend
Name:	J.A. (Alan) Townsend
Title:	Chief Executive Officer

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF ROSEHILL RESOURCES INC.